UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2008

WEST CANYON ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-130673	20-8756823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 – 11, Houston, TX	77070-26133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 378-1563

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fred Zaziski has resigned as Chairman, President and as a director of West Canyon Energy Corp. effective July 2, 2008. On July 2, 2008, the board appointed Shane Reeves as Chairman, President and as a director of West Canyon Energy Corp.

Shane Reeves has been actively involved in the oil and gas industry over the last eight years where he has held executive positions in both private and public oil and gas companies. Shane is currently a partner in a Houston based, oil and gas fund, which provides acquisition and developmental financing to North American energy companies.

Shane is also the Founder and General Partner of Denver based Omni Capital, where he has served as a consultant to numerous oil and gas companies in raising capital for the development of proven properties as well as identifying new acquisition opportunities with proven reserves and potential upside.

Prior to that, Shane has held the position of Vice President of Investments with a New York based investment banking firm and Account Executive with Morgan Stanley in Denver, Colorado.

Shane will continue to use his experience in identifying opportunities through stringent reserve and economic analysis and strive to increase West Canyon shareholder value.

Shane attended the University of Nebraska and is pursuing his MBA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CANYON ENERGY CORP.

/s/ Shane Reeves
Shane Reeves
President

Date: July 3, 2008